EXHIBIT 10.66

                         ACT OF SALE OF COMMON STOCK OF

                               CRYOPOLYMERS, INC.

                                  "THE COMPANY"

         THE AGREEMENT made as of the _______ day of _______, 1997, by and between Cryopolymers Leasing, Inc. (hereinafter referred to as the "Seller") and GreenMan Technologies, Inc. (hereinafter referred to as the "Purchaser").

Recitals:

         1. There are presently 1,000 shares of issued and outstanding common stock of the Company out of 10,000 shares authorized. There are presently no treasury shares held by the Company.

         2. The Seller is the owner of 270 shares of the issue and outstanding common stock of Cryopolymers, Inc.

         3. The Seller desires to sell to Purchaser, and the Purchaser, and the Purchaser desires to purchase 270 issued and outstanding shares (the "Shares") of the common stock of the Company.

         4. The Shares represent 27% percent of the issued and outstanding common stock of the Company.

         5. The sale contemplated hereby is contingent upon Purchaser purchasing a majority of the issued and outstanding shares of the Company.

Agreements:

         In consideration of the covenants, warranties, and mutual agreements herein set forth, and in reliance upon the representation and warranties contained herein, the parties do hereby agree as follows:



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1.       Sale of Shares; Consideration.

         1.01 Sale. Subject to all the terms and conditions of this Agreement, the Seller hereby sells, assigns, transfers, and delivers to Purchaser, and the Purchaser hereby purchases the "Shares" which represent 27% percent of the issued and outstanding shares of the common stock of the Company on this date. These shares are evidences by stock certificate number _______which has been duly endorsed by Seller and delivered to Purchaser, receipt of which is hereby acknowledged.

         1.02 Purchase Price. In consideration of the sale of Shares, and subject to the conditions hereinafter set forth, Purchaser pays to Seller, receipt of which is hereby acknowledged by Seller, as follows:

         1.       100,000 shares of GreenMan Technologies, common stock.
         2.       In further consideration of the sale of shares,  Purchaser and
                  Seller  have  entered   into  a  new  lease,   contemporaneous
                  herewith, attached as Exhibit "A".

         1.03 Right of First Refusal and Stock Transfer Restrictions. Seller understands that any stock transferred by virtue of this Agreement or by the Equipment Lease executed by and between them may result in Seller holding at any given time, a significant number of shares in GreenMan Technology Stock ("the Stock"). Any sale of a large block of the stock (in excess of 30,000 shares) or any series of trades constituting a large block, could result in a material disruption in the share price or in the trading of GreenMan Technology Stock in the hands of other shareholders. Seller agrees that in the event of its intent to sell any shares of the stock, it shall first offer these shares to GreenMan Technologies. The price of the block shall be that price which a bona fide third party purchaser is, or will be willing to pay for the block of shares Seller wishes to sell. If GreenMan elects not to purchase the block of shares

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within fifteen (15) days, Seller may then sell the block to the third party bona fide purchaser on the same terms and  conditions  offered by Seller to GreenMan.

2. Arbitration. Any and all claims or controversies arising out of this Agreement shall be submitted to and settled by binding arbitration in Louisiana in accordance with the commercial rules of the American Arbitration Association then in effect, and judgment upon the award rendered in such arbitration may be entered in any court having jurisdiction over the claim or controversy.

3. Access and Information. The Seller has caused the Company to give to Purchaser and to Purchaser's attorney, accountants, and other representatives full access, during normal business hours throughout the period prior to the date first above written, to all of the Company's properties, books, contracts, commitments, and records, and has furnished and will continue to furnish such information concerning the Company's affairs as Purchaser has or may reasonably request. Purchaser warrants that it has made its own investigation of the affairs of the Company and is not relying on any representation or warranty of Seller or Company, it being expressly agreed that no such representations or warranties were given.

4. Purchase of Interest in Business. The Purchaser represents that its purchaser hereunder is being made for its own account and with no present intention of resale. The parties hereto intend that the purchase of stock evidenced hereby is actually the purchase of an interest of the business conducted by the Company.

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         IN WITNESS WHEREOF, the parties have duly executed this Agreement.

SELLER:

CRYOPOLYMERS LEASING, INC.

BY: /s/ Ruth Mae Dupin
      Ruth Mae Dupin, President

DATE:________________________________

PURCHASER:

GREENMAN TECHNOLOGIES, INC.

BY: /s/ Robert H. Davis
      Robert Davis, CEO

DATE: 11/18/97


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